Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-257636) of Mirati Therapeutics, Inc.,
(2)Registration Statement (Form S-8 No. 333-265112) pertaining to the Mirati Therapeutics, Inc. 2022 Equity Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-218239) pertaining to the Amended and Restated 2013 Equity Incentive Plan of Mirati Therapeutics, Inc.,
(4)Registration Statement (Form S-8 Nos. 333-196487, 333-204720, 333-233027, and 333-257641) pertaining to the 2013 Equity Incentive Plan of Mirati Therapeutics, Inc.,
(5)Registration Statement (Form S-8 No. 333-189965) pertaining to the Amended and Restated Incentive Stock Option Plan, 2013 Equity Incentive Plan, and 2013 Employee Stock Purchase Plan of Mirati Therapeutics, Inc., and
(6)Registration Statement (Form S-8 Nos. 333-235765 and 333-266178) pertaining to the Mirati Therapeutics, Inc. Inducement Plan;

of our reports dated February 28, 2023, with respect to the consolidated financial statements of Mirati Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Mirati Therapeutics, Inc. included in this Annual Report (Form 10-K) of Mirati Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
San Diego, California
February 28, 2023